Exhibit 99.1

           Alamosa Reports Solid First Quarter 2005 Results

    LUBBOCK, Texas--(BUSINESS WIRE)--May 4, 2005--Alamosa Holdings, Inc. (Nasdaq/NM:APCS):

    First Quarter Highlights:

    --  Completed merger with AirGate PCS on February 15, 2005

    -- Net loss of $3.1 million or $0.02 per common share, after preferred stock dividends and inducement premiums of $2.9 million

    -- Adjusted EBITDA totaled $62.5 million, including $55.3 million from the Alamosa properties and $7.3 million from the former AirGate properties from February 16, 2005

    -- Exchanged approximately 31,000 units of convertible preferred stock prior to March 31, 2005 and approximately 184,000 units subsequent to the quarter end, for 16 million newly-issued common shares

    --  As previously announced:

            -- Subscribers increased by approximately 65,000 to 1,395,000 with average monthly customer churn of 2.3 percent

            --  Announced early redemption of the 12 7/8% Senior
                Discount Notes due 2010

    Alamosa Holdings, Inc. (Nasdaq/NM:APCS), a PCS Affiliate of Sprint (NYSE:FON) today reported financial and operational results for the first quarter ended March 31, 2005, including previously announced results on April 11, 2005 for net subscriber additions, total subscribers and average monthly customer churn. During the first quarter, the Company closed the merger with AirGate PCS, Inc., and began integration to the Alamosa system. Reported financial results reflect AirGate's operations from February 16, 2005 through the first quarter ended March 31, 2005. Alamosa also exchanged convertible preferred stock and announced its intention to redeem the 12 7/8% Senior Discount Notes (the Notes) due 2010.
    Total consolidated revenue for the first quarter was $267.8 million comprised of: $190.0 million in subscriber revenues, $68.2 million in travel revenues (including wholesale and resale) and $9.6 million in product sales revenues. On a standalone basis, Alamosa reported total revenue of $223.6 million comprised of: $155.0 million in subscriber revenues, $60.6 million in travel revenues (including wholesale and resale) and $8.0 million in product sales revenues. For the former AirGate properties from February 16, 2005, total revenue was $44.7 million, comprised of: $34.9 million in subscriber revenues, $8.1 million in travel revenues (including wholesale and resale) and $1.6 million in product sales revenues. Total consolidated Adjusted EBITDA of $62.5 million for the first quarter included $55.3 million from the Alamosa properties and $7.3 million for the former AirGate properties from February 16, 2005.
    The consolidated Company reported a first quarter net loss of $3.1 million or $0.02 per common share, after preferred stock dividends and inducement premiums of $2.9 million. This compares to a net income of $1.6 million and $0.01 per common share, after preferred stock dividends, during the fourth quarter of 2004. On a standalone basis, Alamosa generated $7.6 million in net income. The former AirGate properties generated a net loss of $6.3 million.
    As previously announced on April 11, 2005, the Company reported that combined net subscribers grew by 65,000 during the first quarter to end at 1.395 million total direct subscribers. Net subscriber additions were 55,000 for Alamosa for the full quarter and 10,000 for the former AirGate properties from the date of the merger until the end of the quarter. Along with subscriber growth, the Company reported combined average monthly customer churn of 2.3 percent for the first quarter unchanged from the fourth quarter of 2004 and down from 2.4 percent in the same period one year ago. On a standalone basis, Alamosa's average monthly customer churn was 2.2 percent compared to
2.3 percent in the prior quarter, while the former AirGate properties reported an average monthly customer churn of 2.5 percent compared to
2.7 percent in the prior quarter.
    The Company launched 68 new sites, including 22 in the former AirGate properties and added an additional 33 second carriers in the first quarter, resulting in an increased covered population of 19.4 million, including 13.1 million covered pops in the Alamosa properties and 6.3 million in the former AirGate properties. During the quarter, the Company spent approximately $30.4 million on fixed asset additions, including $22.7 million in the Alamosa footprint and $7.7 million in the former AirGate properties.
    The Company exchanged approximately 31,000 units of convertible preferred stock prior to March 31, 2005 with approximately 184,000 additional units being converted subsequent to quarter end, representing a liquidation value in excess of $53.9 million and resulting in the issuance of 16 million newly-issued shares of common stock. Inducement premiums paid in these transactions included approximately 383,000 shares of common stock. As a result of these recent transactions, Alamosa eliminated in excess of $6.8 million in dividend requirements on these units through the November 2006 call date. Since June 1, 2004 the Company has eliminated approximately 417,000 units of preferred stock, or approximately 61% of the original outstanding preferred issue and approximately $103 million in liquidation value in exchange for approximately 32 million newly-issued shares of Alamosa common stock.
    The redemption of the 12 7/8% Senior Notes announced on March 29, 2005 was completed on April 25, 2005 for $6.4 million. The Company will avoid approximately $4 million dollars in interest expense over the next five years, based on the original maturity of the Notes.
    "We experienced strong momentum in the first quarter, both as the result of our operational efforts last year and our early success in the initial integration of the former AirGate properties," said David
E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "We are excited about the growth we are seeing in our business, our path toward financial profitability and rationalization of our balance sheet through the early conversion of convertible preferred stock and the early redemption of the 12 7/8% Senior Notes, both of which will avoid the cash outlay of dividends and interest in the future. All in all, we are very encouraged by the start to 2005, both for Alamosa and the wireless industry in general. We look forward to maintaining that momentum for the balance of 2005," Mr. Sharbutt concluded.


SUMMARY OF QUARTERLY OPERATING STATISTICS

                                                            AirGate
                                                            Standalone
                                    Alamosa      Alamosa      (From
Alamosa-Q1 2005                   (Consolidated) Standalone  2/16/05)
----------------------------------------------------------------------
Service Revenue (millions)(a)          $258.2      $215.6       $43.1
Adjusted EBITDA (millions) (a)          $62.5       $55.3        $7.3
Net income (loss) (millions) (a)        $(242)     $7,615     $(6,336)
Cash & ST investments at period-
 end (millions) (a)                    $137.9       $76.0       $57.8
Fixed Asset Additions during
 period (millions)                      $30.4       $22.7        $7.7
----------------------------------------------------------------------

Total Customers                     1,395,000     970,000     425,000
Net Additions                          65,000      55,000      10,000
Licensed POPs  (millions)                23.2        15.8         7.4
Covered POPs (millions)                  19.4        13.1         6.3
Churn (net of 30 day returns)             2.3%        2.2%        2.5%
Penetration - Covered POPs                7.2%        7.4%        6.7%
----------------------------------------------------------------------

ARPU (including roaming  &
 wholesale)                               $75         $76         $70
ARPU (without roaming & wholesale)        $55         $55         $57
CCPU (including roaming)                  $41         $41         $43
CCPU (without roaming)                    $29         $29         $32
CPGA                                     $368        $362        $397
----------------------------------------------------------------------

Total Voice System Minutes of Use
 (MOUs) (millions)                      3,508       2,820         688
Avg. Voice MOUs Per User (w/out
 roaming)                                 734         703         875
Avg. Voice MOUs Per User (incl.
 roaming)                                 909         876       1,056
Inbound Roaming Minutes (millions)        742         612         130
Inbound Wholesale & Resale Minutes
 (millions)                               238         221          17
Outbound Roaming Minutes
 (millions)                               601         488         113
----------------------------------------------            ------------

(a) Consolidated results includes Holding Company activity, which is not presented separately


                                                           %      %
                                                         Change Change
                                                          Qtr   Year
                                                          over   over
Alamosa (Delaware), Inc.      1Q 2005  4Q 2004  1Q 2004   Qtr.   Year
----------------------------- -------- -------- -------- ------- -----

Service Revenue (millions)   $    216 $    214 $    168    0.7%  28.4%
Adjusted EBITDA (millions)   $     55 $     52 $     34    6.3%  61.7%
Net income (loss) (millions) $  7,615 $  5,758 $(24,660)  32.3%    NM
Cash & ST investments at
 period-end (millions)       $     76 $    178 $    134  -57.2% -43.1%
Fixed Asset Additions during
 period (millions)           $     23 $     31 $     12  -25.7%  88.0%
----------------------------- -------- -------- -------- ------- -----

Total Customers               970,000  915,000  773,000    6.0%  25.5%
Net Additions                  55,000   49,000   46,000   12.2%  19.6%
Licensed POPs  (millions)        15.8     15.8     15.8    0.0%   0.0%
Covered POPs (millions)          13.1     12.9     12.1    1.6%   8.3%
Churn (net of 30 day returns)     2.2%     2.3%     2.4%  -4.3%  -8.3%
Penetration - Covered POPs        7.4%     7.1%     6.4%   4.2%  15.6%
----------------------------- -------- -------- -------- ------- -----

ARPU (including roaming  &
 wholesale)                  $     76 $     80 $     75   -5.0%   1.3%
ARPU (without roaming &
 wholesale)                  $     55 $     58 $     56   -5.2%  -1.8%
CCPU (including roaming)     $     41 $     45 $     43   -8.9%  -4.7%
CCPU (without roaming)       $     29 $     32 $     31   -9.4%  -6.5%
CPGA                         $    362 $    364 $    359   -0.5%   0.8%
----------------------------- -------- -------- -------- ------- -----

Total Voice System Minutes of
 Use (MOUs) (millions)          2,820    2,652    1,971    6.3%  43.1%
Average Voice MOUs Per User
 (without roaming)                703      685      640    2.6%   9.8%
Average Voice MOUs Per User
 (including roaming)              876      867      809    1.0%   8.3%
Inbound Roaming Minutes
 (millions)                       612      643      496   -4.8%  23.4%
Inbound Wholesale & Resale
 Minutes (millions)               221      180       39   22.8% 466.7%
Outbound Roaming Minutes
 (millions)                       488      484      380    0.8%  28.4%
----------------------------- -------- -------- -------- ------- -----

    BUSINESS OUTLOOK

    The following business outlook for 2005 may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration of AirGate PCS, Inc., the proposed business combination between Sprint and Nextel and general economic conditions, among other things (See "Forward Looking Statements" below):


                                                AirGate (10
                                      Alamosa   1/2 Months)   Combined
--------------------------------- ----------- ------------- ----------

Adjusted EBITDA                         $250    $65 million      $315
                                      million                  million
Fixed Asset Additions             $90 million   $50 million      $140
                                                               million
Net Subscriber Additions             165,000        40,000    205,000
Average Monthly Churn - less than   less than     less than  less than
                                      2.4%          2.6%        2.5%


    First Quarter Earnings Release & Conference Call

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, May 5, 2005 at 9:00 a.m. ET. Investors and analysts may access the call live via phone by dialing 913-981-4911 and asking for the Alamosa call 10 minutes prior to the start time or listen live over the Internet by logging on to www.alamosapcs.com or www.fulldisclosure.com. A telephonic replay of the conference call will be available through Thursday, May 12, 2005, and may be accessed by calling 719-457-0820 and using the passcode 5410744. An audio archive will be available shortly after the call on the company's website at www.alamosapcs.com or www.earnings.com for 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE:FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobility communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, Georgia, South Carolina, North Carolina and Tennessee. Alamosa's territory includes licensed population of 23.2 million residents, including 15.8 million residents in Alamosa's territories and 7.4 million residents in the recently acquired AirGate properties.

    ABOUT SPRINT

    Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

    FORWARD-LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements including "Business Outlook" data and statements containing terms such as "can," "may," "will," "expect," "plan," and similar terms and statements about the benefits of the merger between Alamosa and AirGate PCS, Inc, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations and as outlined in the "Business Outlook" section of this release, competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration of AirGate PCS, Inc., the proposed business combination between Sprint and Nextel and general economic conditions, among other things. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    The Non-GAAP financial measures used in this release include the following:

    -- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net income/(loss) plus income taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

    The financial measures and other operating metrics used in this release include the following:

    -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or total service revenues (ARPU with roaming) in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

    -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers (CCPU with roaming) less roaming charges paid to Sprint PCS (CCPU before roaming). These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

    -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

    -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

    -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name in the PCS wireless spectrum. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

    -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.


                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)

                                     March 31, 2005 December 31, 2004
                                     -------------- ------------------
ASSETS

Current assets:
 Cash and cash equivalents                 $42,566           $129,917
 Short term investments                     95,318             50,418
 Customer accounts receivable, net          68,275             44,687
 Receivable from Sprint                     43,449             24,809
 Interest receivable                           196                216
 Inventory                                  16,594              9,136
 Prepaid expenses and other assets          19,634             13,170
 Deferred customer acquisition costs         6,040              6,337
 Deferred tax asset                          4,230              4,230
                                     -------------- ------------------

   Total current assets                    296,302            282,920

 Property and equipment, net               526,647            441,808
 Debt issuance costs, net                    8,858              9,086
 Early redemption option on
  preferred stock                           22,019             21,387
 Goodwill                                  252,778                 --
 Intangible assets, net                    818,443            416,716
 Other noncurrent assets                     5,638              4,188
                                     -------------- ------------------

   Total assets                         $1,930,685         $1,176,105
                                     ============== ==================

LIABILITIES, REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                          $29,227            $24,692
 Accrued expenses                           59,589             43,916
 Payable to Sprint                          59,569             35,852
 Interest payable                           14,590             21,076
 Deferred revenue                           27,927             22,549
 Current installments of capital
  leases                                       113                110
                                     -------------- ------------------

   Total current liabilities               191,015            148,195
                                     -------------- ------------------

Long term liabilities:
 Capital lease obligations                     720                749
 Other noncurrent liabilities                8,874              5,835
 Deferred tax liability                     38,204             16,362
 Senior notes                            1,093,662            739,141
                                     -------------- ------------------

   Total long term liabilities           1,141,460            762,087
                                     -------------- ------------------

   Total liabilities                     1,332,475            910,282
                                     -------------- ------------------

Commitments and contingencies                   --                 --

Redeemable convertible preferred
 stock:
 Series B preferred stock, $.01 par
  value, 750,000 shares authorized;
    448,180 and 478,987 shares issued
     and outstanding, respectively         150,783            161,148
 Series C preferred stock, $.01 par
  value; 500,000 shares authorized;
  no shares issued                              --                 --
                                     -------------- ------------------

   Total redeemable convertible
    preferred stock                        150,783            161,148
                                     -------------- ------------------

Stockholders' equity:
 Preferred stock, $.01 par value;
  8,750,000 shares authorized; no
  shares issued                                 --                 --
 Common stock, $.01 par value;
  290,000,000 shares authorized,
     144,892,392 and 114,895,245
      shares issued and outstanding,
      respectively                           1,449              1,149
 Additional paid-in capital              1,205,352            860,425
 Accumulated deficit                      (757,076)          (756,834)
 Unearned compensation                      (2,298)               (65)
                                     -------------- ------------------

   Total stockholders' equity              447,427            104,675
                                     -------------- ------------------

   Total liabilities and
    stockholders' equity                $1,930,685         $1,176,105
                                     ============== ==================


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)

                                               For the three months
                                                       ended
                                                     March 31,
                                              ------------------------
                                                 2005         2004
                                              ------------ -----------

Revenues:
  Subscriber revenues                            $189,980    $124,746
  Roaming and wholesale revenues                   68,177      43,153
                                              ------------ -----------

   Service revenues                               258,157     167,899
  Product sales                                     9,615       8,791
                                              ------------ -----------

   Total revenue                                  267,772     176,690
                                              ------------ -----------

Costs and expenses:
  Cost of service and operations                  122,275      86,216
  Cost of products sold                            28,579      19,783
  Selling and marketing                            45,277      30,993
  General and administrative expenses               9,180       5,717
  Merger related expenses                           1,280          --
  Depreciation and amortization                    40,654      27,384
  (Gain) loss on disposal of property and
   equipment                                          (24)        306
  Non-cash compensation                               771          26
                                              ------------ -----------

   Total costs and expenses                       247,992     170,425
                                              ------------ -----------

   Income from operations                          19,780       6,265
Loss on debt extinguishment                            --     (13,101)
Gain on derivative instrument                         849      12,672
Interest and other income                           1,100         168
Interest expense                                  (22,354)    (18,235)
                                              ------------ -----------

  Loss before income taxes                           (625)    (12,231)
Income tax (expense) benefit                          383        (317)
                                              ------------ -----------

  Net loss                                           (242)    (12,548)
Preferred stock dividend                           (2,149)     (3,220)
Preferred stock conversion premium                   (729)         --
                                              ------------ -----------

  Net loss attributable to common
   stockholders                                   $(3,120)   $(15,768)
                                              ============ ===========

Net loss per common share, basic and diluted       $(0.02)     $(0.17)
                                              ============ ===========

Weighted average common shares outstanding,
 basic and diluted                            128,944,685  95,490,768
                                              ============ ===========


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)

                                                  For the three months
                                                     ended March 31,
                                                  --------------------
                                                    2005       2004
                                                   --------  ---------
Cash flows from operating activities:
 Net loss                                         $   (242) $ (12,548)
Adjustments to reconcile net loss to net cash
 provided by
 operating activities:
 Non-cash compensation                                 771         26
 Non-cash interest expense (benefit) on
  derivative instruments                                --          6
 Non-cash accretion of asset retirement
  obligations                                           70         45
 Non-cash gain on derivative instruments              (849)   (12,672)
 Provision for bad debts                             1,719      1,935
 Depreciation and amortization of property and
  equipment                                         22,381     17,980
 Amortization of intangible assets                  18,273      9,404
 Amortization of financing costs included in
  interest expense                                     228        265
 Amortization of debt premium                         (441)        --
 Loss on debt extinguishment                            --     13,101
 Interest accreted on discount notes                 6,571      6,001
 (Gain) loss on disposal of property and
  equipment                                            (24)       306
 Merger related expenses                             1,280         --
 (Increase) decrease in:
   Receivables                                      (3,146)    (6,380)
   Inventory                                        (3,126)     1,936
   Prepaid expenses and other assets                (2,092)      (631)
 Increase (decrease) in:
   Accounts payable and accrued expenses           (32,059)     1,423
                                                   --------  ---------

   Net cash provided by operating activities         9,314     20,197
                                                   --------  ---------

Cash flows from investing activities:
 Proceeds from sale of assets                          131        343
 Purchases of property and equipment               (26,371)   (24,218)
 Net cash paid in business combination             (69,756)        --
 Merger related expenses                            (1,280)        --
 Change in restricted cash                              --          1
 Change in short term investments                     (277)        --
                                                   --------  ---------

   Net cash used in investing activities           (97,553)   (23,874)
                                                   --------  ---------

Cash flows from financing activities:
 Proceeds from issuance of senior notes                 --    250,000
 Repayments of borrowings under senior secured
  debt                                                  --   (200,000)
 Debt issuance costs                                    --     (8,059)
 Preferred stock dividends                          (2,245)    (2,866)
 Stock options exercised                             2,890        235
 Shares issued to employee stock purchase plan         267        492
 Proceeds from restricted stock sales                    2         --
 Payments on capital leases                            (26)      (139)
                                                   --------  ---------

   Net cash provided by financing activities           888     39,663
                                                   --------  ---------

Net increase (decrease) in cash and cash
 equivalents                                       (87,351)    35,986
Cash and cash equivalents at beginning of period   129,917     99,644
                                                   --------  ---------

Cash and cash equivalents at end of period        $ 42,566  $ 135,630
                                                   ========  =========

Supplemental disclosure of non-cash financing and
 investing activities:
 Stock issued in business combination             $330,847  $      --
 Conversion of preferred stock                      10,365         19
 Asset retirement obligations capitalized              213         29
 Change in accounts payable for purchases of
  property and equipment                             3,658    (12,110)
    Non-cash fixed asset additions                     127         --


     Computation of Adjusted EBITDA and Reconciliation of Non-GAAP
                          Liquidity Measures
                              (Unaudited)
                            (In thousands)

                         Alamosa                              AirGate
                         Holdings,                              PCS,
                           Inc.    Alamosa (Delaware), Inc.     Inc.
                        ---------- -------------------------- --------
                                                              For the
                                                               period
                                                                from
                       For three   For the three    For three February
                        months      months ended  months ended   16,
                         ended        March 31,     December  2005 to
                        March 31,  -----------------   31,   March 31,
                          2005      2005     2004     2004     2005
                        ---------- -------------------------- --------

Net income (loss)           $(242)  $7,615 $(24,660)  $5,758  $(6,336)
 Income tax expense
  (benefit)                  (383)   1,551       --      946   (3,970)
 Net interest expense      21,254   18,818   18,068   18,632    2,449
 Depreciation and
  amortization             40,654   26,349   27,384   25,982   14,305
 Non-cash compensation        771      603       20       20       --
 Loss on debt
  extinguishment               --       --   13,101       --       --
 Merger related expenses    1,280      436       --       --      844
 (Gain) loss on
  derivative instruments     (849)      --       --       --       --
 (Gain) loss on disposal
  of property and
  equipment                   (24)     (24)     306      648       --
                        ---------- -------------------------- --------

Adjusted EBITDA            62,461   55,348   34,219   51,986    7,292
 Provision for bad debts    1,719    1,773    1,935    5,224      (54)
 Non-cash accretion of
  asset retirement
  obligation                   70   (1,551)      --       48       15
 Non-cash interest items    6,358       55       45    6,648     (441)
 Cash income tax
  (expense) benefit           383    6,799    6,272      625       --
 Net interest expense     (21,254) (18,818) (18,068) (18,632)  (2,449)
 Working capital changes  (36,405) (48,045)  (4,107)  (2,767)  (8,138)
                        ---------- -------------------------- --------

Cash flows from
 operating activities     $13,332  $(4,439) $20,296  $43,132  $(3,775)
                        ========== ========================== ========


            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)

                              (Unaudited)

                        Alamosa    Alamosa (Delaware), Inc.   AirGate
                        Holdings,                               PCS,
                          Inc.                                  Inc.
                       ---------- --------------------------- --------
                                                               For the
                                                               period
                                                      For the    from
                        For the     For the three      three  February
                         three        months ended     months    16,
                         months        March 31,      ended    2005 to
                         ended    ------------------ December   March
                         March 31,                      31,      31,
                          2005      2005     2004      2004     2005
                       ---------- --------------------------- --------

Subscriber revenues
 (000s)                 $189,980  $155,031 $124,746 $153,773  $34,949
Roaming and wholesale
 revenue (000s)           68,177    60,606   43,153   60,266    8,140
                       ---------- --------------------------- --------

Service revenue (000s)  $258,157  $215,637 $167,899 $214,039  $43,089
                       ========== =========================== ========

Average subscribers    1,147,000   942,000  748,000  889,000  308,000
                       ========== =========================== ========

ARPU                         $55       $55      $56      $58      $57
                       ========== =========================== ========

ARPU with roaming            $75       $76      $75      $80      $70
                       ========== =========================== ========

Cost of service and
 operations (000s)      $122,275  $101,483  $86,216 $106,759  $21,361
Less roaming expense
 (000s)                  (40,182)  (33,628) (27,176) (33,461)  (6,554)
General and
 administrative
 expenses (000s)           9,180     6,102    5,717    5,303    2,899
Merger related expenses
 (000s)                    1,280       436       --       --      844
Upgrade costs in
 selling and marketing
 expenses (000s)           8,300     7,086    4,680    6,725    1,214
                       ---------- --------------------------- --------

                        $100,853   $81,479  $69,437  $85,326  $19,764
                       ========== =========================== ========

Average subscribers    1,147,000   942,000  748,000  889,000  308,000
                       ========== =========================== ========

CCPU                         $29       $29      $31      $32      $32
                       ========== =========================== ========

CCPU with roaming            $41       $41      $43      $45      $43
                       ========== =========================== ========


             Computation of Cost per Gross Addition (CPGA)

                              (Unaudited)

                          Alamosa   Alamosa (Delaware), Inc.  AirGate
                          Holdings,                             PCS,
                            Inc.                                Inc.
                         ---------- ------------------------- --------
                                                               For the
                                                               period
                                                      For the    from
                         For the     For the three    three   February
                         three        months ended    months     16,
                         months        March 31,      ended    2005 to
                         ended    ------------------ December   March
                         March 31,                      31,      31,
                           2005     2005     2004      2004     2005
                         --------- -------------------------- --------

Selling and marketing
 expenses (000s)           $45,277  $36,520 $30,993  $37,911   $8,757
Less upgrade costs in
 selling and marketing
 costs(000s)                (8,300)  (7,086) (4,680)  (6,725)  (1,214)
Cost of products
 sold(000s)                 28,579   24,151  19,783   19,756    4,428
Product sales
 revenues(000s)             (9,615)  (7,967) (8,791)  (7,676)  (1,648)
                         ---------- ------------------------- --------

                           $55,941  $45,618 $37,305  $43,266  $10,323
                         ========== ========================= ========

Activations                152,000  126,000 104,000  119,000   26,000
                         ========== ========================= ========

CPGA                          $368     $362    $359     $364     $397
                         ========== ========================= ========

    CONTACT: Alamosa Holdings, Inc.
             Investor Relations:
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com